UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2022

HOLLYFRONTIER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-03876	75-1056913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood, Suite 1300 Dallas, TX	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-3555

Registrant’s Telephone Number, including Area Code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange Offers and Consent Solicitations

On April 27, 2022 (the “Settlement Date”), HF Sinclair Corporation (“HF Sinclair”) announced the completion of the previously announced (i) offers to exchange (collectively, the “Exchange Offers”) any and all outstanding HFC Notes (as defined below) issued by HollyFrontier Corporation (“HFC”) for the 2.625% Senior Notes due 2023, the 5.875% Senior Notes due 2026 and the 4.500% Senior Notes due 2030 to be issued by HF Sinclair and cash and (ii) solicitations of consents (collectively, the “Consent Solicitations”) to adopt the Proposed Amendments (as defined below) in the related indenture and supplemental indentures governing the HFC Notes (collectively, the “HFC Indenture”), commenced by HF Sinclair, on March 24, 2022.

Pursuant to the Exchange Offers and Consent Solicitations, the aggregate principal amounts of the HFC Notes set forth below were tendered and subsequently accepted or not tendered and accepted in connection with the Exchange Offers and Consent Solicitations as designated by the applicable column heading. The HFC Notes not tendered and accepted will not be cancelled in connection with the Exchange Offers and Consent Solicitations and will remain outstanding, as amended, as described below.

Title of Series of HFC Notes	Aggregate Principal Amount Tendered and Accepted	Aggregate Principal Amount Not Tendered and Accepted
2.625% Senior Notes due 2023	$290,348,000	$59,652,000
5.875% Senior Notes due 2026	$797,100,000	$202,900,000
4.500% Senior Notes due 2030	$325,034,000	$74,966,000

HFC’s Third Supplemental Indenture

Prior to settlement of the Exchange Offers and Consent Solicitations and upon receipt of the requisite consents to adopt the Proposed Amendments with respect to each series of HFC Notes, HFC entered into the Third Supplemental Indenture (the “HFC Third Supplemental Indenture”), dated as of April 8, 2022, among HFC and Computershare Trust Company, N.A., as agent for Wells Fargo Bank, National Association (the “HFC Trustee”), with respect to the HFC Notes issued under that certain Indenture dated March 22, 2016, among HFC and the HFC Trustee (as supplemented), relating to HFC’s 2.625% Senior Notes due 2023 (the “HFC 2023 Notes”), 5.875% Senior Notes Due 2026 (the “HFC 2026 Notes”) and 4.500% Senior Notes due 2030 (the “HFC 2030 Notes” and, together with the HFC 2023 Notes and the HFC 2026 Notes, the “HFC Notes”).

The HFC Third Supplemental Indenture became operative upon the Settlement Date and amended the HFC Indenture to, among other things, eliminate from the HFC Indenture (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default”, (iii) the U.S. Securities and Exchange Commission reporting covenant and (iv) with respect to the HFC 2023 Notes and the HFC 2030 Notes only, the offer to purchase HFC 2023 Notes and HFC 2030 Notes upon certain change of control triggering events (collectively, the “Proposed Amendments”).

The above description of the HFC Third Supplemental Indenture is qualified in its entirety by reference to the full text of the HFC Third Supplemental Indenture, a copy of which is included as Exhibit 4.1 to HFC’s Current Report on Form 8-K filed on April 8, 2022 and incorporated into this Item 1.01 by reference.

Cancellation of the HFC Notes

Pursuant to the Exchange Offers, the aggregate principal amounts of the HFC Notes set forth below were validly tendered and accepted and subsequently cancelled.

Title of Series of HFC Notes	Aggregate Principal Amount Cancelled
2.625% Senior Notes due 2023	$290,348,000
5.875% Senior Notes due 2026	$797,100,000
4.500% Senior Notes due 2030	$325,034,000

Terminated HFC Credit Agreement

As a condition to HF Sinclair entering into that certain Senior Unsecured Multi-Year Revolving Credit Agreement, dated as of April 27, 2022 (the “Credit Agreement”), HFC terminated that certain Senior Unsecured 5-Year Revolving Credit Agreement, dated as of July 1, 2014, by and among HFC, as borrower, MUFG Bank, Ltd., as administrative agent, and each of the financial institutions party thereto from time to time as lenders (as amended, restated, supplemented or otherwise modified, the “Terminated HFC Credit Agreement”). The maximum amount available to HFC under the Terminated HFC Credit Agreement was $1,350,000,000 and the Terminated HFC Credit Agreement would have matured on April 30, 2026. HFC did not pay any prepayment penalties in connection with the termination of the Terminated HFC Credit Agreement and all outstanding letters of credit under the Terminated HFC Credit Agreement were deemed to be reissued under the Credit Agreement upon the termination of the Terminated HFC Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the captions “Cancellation of the HFC Notes” and “Terminated HFC Credit Agreement” is incorporated by reference into this Item 1.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the captions “Exchange Offers and Consent Solicitations,” “HFC’s Third Supplemental Indenture” and “Cancellation of the HFC Notes” is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

Date: April 27, 2022	/s/ Richard L. Voliva III
Richard L. Voliva III
Executive Vice President and Chief Financial Officer